Exhibit 6.1

                     Joint Filing Agreement

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of Amendment No. 6 to
Schedule 13D with respect to the Common Stock, par value $.05 per share, of CPT Holdings, Inc. and that this agreement shall be included as an exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 3rd day of June, 1996.


                              ASCOTT WING, INC.


                              By:  /s/ William L. Remley
                                   William L. Remley, President


                              TRINITY INVESTMENT CORPORATION


                              By:  /s/ William L. Remley
                                   William L. Remley, President


                              HALTON HOUSE, LTD.


                              By:  /s/ William L. Remley
                                   William L. Remley, President


                              THE HALTON DECLARATION OF TRUST


                              By:  BAHAMA PROTECTORS, LTD., as
                                        Protector of the Halton
                                        Declaration of Trust


                              By:       /s/ P.B. Evans
                              Name:     P.B. Evans
                              Title:    Director


                              BAHAMA PROTECTORS, LTD.


                              By:       /s/ P.B. Evans
                              Name:     P.B. Evans
                              Title:    Director